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                                                                   EXHIBIT 99(b)


                 HOUSEHOLD INTERNATIONAL, INC. AND SUBSIDIARIES

               DEBT AND PREFERRED STOCK SECURITIES RATINGS OF THE
                    COMPANY AND ITS SIGNIFICANT SUBSIDIARIES


                                                                                        Duff &
                                      Standard         Moody's           Fitch          Phelps
                                      & Poor's       Investors       Investors          Credit          Thomson
                                   Corporation         Service        Services       Rating Co.       BankWatch
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At December 31, 1999
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
Household International, Inc.
     Senior debt                             A              A3               A               A                A
     Commercial paper                      A-1             P-2             F-1          Duff 1            TBW-1
     Preferred stock                      BBB+            baa1              A-              A-             BBB+
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Household Finance Corporation
     Senior debt                             A              A2              A+              A+               A+
     Senior subordinated debt               A-              A3               A               A                A
     Commercial paper                      A-1             P-1             F-1         Duff 1+            TBW-1
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Household Bank, f.s.b.
     Senior debt                             A              A2               A               A               NR
     Subordinated debt                      A-              A3              A-              A-                A
     Certificates of deposit
       (long/short-term)                 A/A-1          A2/P-1           A/F-1        A/Duff 1            TBW-1
     Thrift notes                          A-1             P-1             F-1          Duff 1            TBW-1
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